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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 February 9, 2004
               -------------------------------------------------
               (Date of Report: Date of earliest event reported)


                         POWERBALL INTERNATIONAL, INC.
                        (Exact name of registrant as specified in its charter)


          UTAH                     000-25873             84-1431425
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              2095 West 2200 South, West Valley City, Utah 84119
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 974-9120
                                                    --------------



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Item 4.  Changes in Registrant's Certifying Accountant

On February 9, 2004, Powerball International, Inc. (the "Registrant") received notice from its independent accountants, Chisholm & Associates, PC ("Chisholm"), that Chisholm was merging with a new entity to become Chisholm, Bierwolf & Nilson, LLC ("CB&N") Therefore, Chisholm was resigning as the Registrant's independent accountant. The Registrant's board of directors accepted Chisholm's resignation and has engaged CB&N as its independent auditor.

Chisholm was engaged as the Registrant's independent accountant on October 24, 2003 and has not prepared or filed an audit report for the Registrant. Other than a going concern qualification, the review report of Chisholm on the financial statements for the interim period since its engagement contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has not had any disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Chisholm's satisfaction, would have caused Chisholm to make reference to the subject matter of the disagreement in connection with its reports.

During the Registrant's two most recent fiscal years preceding the appointment as independent accountants, neither the Registrant nor anyone on its behalf consulted CB&N regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor has CB&N provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

Item 7.  Exhibits

16.1 Letter from Chisholm & Associates, PC regarding the change in certifying accountants.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         POWERBALL INTERNATIONAL, INC.



Date: February 13, 2004                  /S/Robert K. Ipson, Chairman and CEO